EXHIBIT 32.1

STATEMENT OF CHIEF EXECUTIVE OFFICER OF

HOMEBANC CORP.

PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with HomeBanc Corp.’s (the “Company”) Quarterly Report on Form 10-Q for the period ended March 31, 2007 (the “Report”), I, Kevin D. Race, Chief Executive Officer, President, Chief Operating Officer and Chief Financial Officer of the Company, do hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of The Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 10, 2007	By:	/s/ KEVIN D. RACE
Kevin D. Race
Chief Executive Officer, President, Chief Operating Officer and Chief Financial Officer